Oppenheimer LifeSpan Income Fund
                     Exhibit 24(b)(16) to Form N-1A
                  Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution   Amount From         Amount From
Reinvestment   Investment          Long or Short-Term  Reinvestment
(Ex)Date       Income         Capital Gains       Price
Class A Shares
 06/27/95      0.0766000      0.0000000 10.250
 07/26/95      0.0421000      0.0000000 10.260
 08/28/95      0.0508000      0.0000000 10.290
 09/26/95      0.0428000      0.0000000 10.450
 10/26/95      0.0440000      0.0000000 10.460
 11/27/95      0.0469000      0.0000000 10.590
 12/28/95      0.0579709      0.0435600 10.680
 01/26/96      0.0413000      0.0000000 10.710
 02/26/96      0.0445000      0.0000000 10.700
 03/26/96      0.0451000      0.0000000 10.600
 04/25/96      0.0462000      0.0000000 10.530
 05/31/96      0.0549920      0.0000000 10.500
 06/28/96      0.0300000      0.0260000 10.520
 07/31/96      0.0543800      0.0000000 10.380
 08/30/96      0.0526400      0.0000000 10.380
 09/30/96      0.0644300      0.0000000 10.500
 10/31/96      0.0493600      0.0000000 10.650


Class B Shares
 10/26/95      0.0455000      0.0000000      10.480
 11/27/95      0.0180000      0.0000000 10.620
 12/28/95      0.0496535      0.0435600 10.720
 01/26/96      0.0338000      0.0000000 10.750
 02/26/96      0.0352000      0.0000000 10.750
 03/26/96      0.0375000      0.0000000 10.650
 04/25/96      0.0363000      0.0000000 10.580
 05/31/96      0.0473630      0.0000000 10.530
 06/28/96      0.0230000      0.0260000 10.560
 07/31/96      0.0480800      0.0000000 10.410
 08/30/96      0.0436600      0.0000000 10.420
 09/30/96      0.0591300      0.0000000 10.540
 10/31/96      0.0429400      0.0000000 10.690


Class C Shares
 05/31/96      0.0393140      0.0000000 10.510
 06/28/96      0.0230000      0.0260000 10.530
 07/31/96      0.0472900      0.0000000 10.390
 08/30/96      0.0450700      0.0000000      10.390
 09/30/96      0.0573800      0.0000000 10.510
 10/31/96      0.0414600      0.0000000 10.660




Oppenheimer LifeSpan Income Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 10/31/96:

  The formula for calculating average annual total return is as follows:

          1           ERV n
   --------------- = n (---) - 1 = average annual total return
   number of years     P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
          P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

 One Year            Inception

 $1,019.11 1         $1,094.80 .6667
 (---------) - 1 = 1.91%      (---------)   - 1 =  6.22%
   $1,000              $1,000


Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

 One Year            Inception

 $1,023.64 1         $1,041.39 .9254
 (---------) - 1 = 2.36%      (---------)   - 1 =  3.82%
   $1,000              $1,000



Examples at NAV:

Class A Shares

 One Year            Inception

 $1,081.28 1         $1,161.57 .6667
 (---------) - 1 = 8.13%      (---------)   - 1 = 10.50%
   $1,000              $1,000


Class B Shares

 One Year            Inception

 $1,073.64 1         $1,081.39 .9254
 (---------) - 1 = 7.36%      (---------)   - 1 =  7.51%
   $1,000              $1,000



Oppenheimer LifeSpan Income Fund
Page 3


2.  Cumulative Total Returns for the Periods Ended 10/31/96:


   The formula for calculating cumulative total return is as follows:

    ERV - P
    ------- = Cumulative Total Return
       P


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:


 One Year           Inception

 $1,019.11 - $1,000           $1,094.80 - $1,000
 ------------------  = 1.91%  ------------------  = 9.48%
       $1,000             $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

 One Year           Inception

 $1,023.64 - $1,000           $1,041.39 - $1,000
 ------------------  = 2.36%  ------------------  = 4.14%
       $1,000             $1,000



Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

 Inception

 $1,029.60 - $1,000
 ------------------  = 2.96%
       $1,000











Oppenheimer LifeSpan Income Fund
Page 5


2.  Cumulative Total Returns for the Periods Ended 10/31/96
(Continued):


Examples at NAV:

Class A Shares

 One Year           Inception

 $1,081.28 - $1,000           $1,161.57 - $1,000
 ------------------  = 8.13%  ------------------  = 16.16%
       $1,000             $1,000



Class B Shares

 One Year           Inception

 $1,073.64 - $1,000           $1,081.39 - $1,000
 ------------------  = 7.36%  ------------------  = 8.14%
       $1,000             $1,000



Class C Shares

 Inception

 $1,039.60 - $1,000
 ------------------  = 3.96%
       $1,000